UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 26, 2007

Abington Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-52705	20-8613037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

180 Old York Road, Jenkintown, Pennsylvania		19046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 886-8280

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)            Not applicable.

(b)            Not applicable.

(c)            Not applicable.

(d)            On December 26, 2007, the Board of Directors of Abington Bancorp, Inc. (the "Company") elected Douglas S. Callantine to the Board of Directors of the Company, effective January 1, 2008, to the class of directors whose term expires at the Annual Meeting in 2008. Mr. Callantine was also appointed to serve as a member of the Nominating and Corporate Governance Committee and Compensation Committee. He is currently a member of the Board of Directors of Abington Bank, the Company's wholly-owned subsidiary. Mr. Callantine has served as President of Grosvenor Investment Management US Inc. and its predecessor companies since 1982.

(e)            Not applicable.

(f)            Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABINGTON BANCORP, INC.

	By:	/s/ Robert W. White
Robert W. White
Chairman, President and Chief Executive Officer

Date: December 27, 2007